SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report

(Date of earliest event reported)	July 23, 2003

GENERAL MOTORS CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	1-143	38-0572515

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(313)-556-5000

SIGNATURE

ITEM  9.  REGULATION FD DISCLOSURE

     General Motors Corporation (GM) 2003 Mid-Year Sales and Market Analysis Media Briefing presented on July 23, 2003.

Sales & Market Analysis Media Briefing Presenter: Paul Ballew, Executive Director, Market & Industry Analysis Date: July 23, 2003 In the presentation that follows and in related comments by General Motors management, our use of the words "expect", "anticipate", "estimate", "forecast", "objective", "plan", "goal"," project" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management. GM is recording the remarks and visuals presented today which are copyrighted by GM and may not be reproduced, transcribed or distributed in any way without the express written consent of General Motors. Therefore, this conference may not be recorded by attendees. We consider your participation to constitute your consent to being recorded today.

Economic and Industry Outlook

U.S. Economic Overview

In its final estimate of real GDP for 2003:Q1, the government reported that the economy grew at a revised 1.4% annual rate, down from its previous estimate of 1.9%, and even with the prior quarter.

- Growth in consumer spending improved slightly during the quarter, increasing at a 2.0% annual rate.
- Real fixed private investment fell 0.2% at an annual rate as the 10.1% growth in residential investment was offset by a 4.4% decline in nonresidential fixed investment.
- The 6.2% annualized drop in imports contributed 0.9 of a percentage point to real GDP growth during the quarter.

Post-war bounce in consumer sentiment has given way to increased pessimism about the economic outlook.

Monetary and fiscal policies are expected to provide strong support to economic growth during the second half of the year.

The economy is expected to grow in the range of 2.0-2.5% y-o-y in 2003.

Vehicle sales are expected to end the 2003CY in the mid-16.0 million unit range.

Average Real Growth

At Annual Rate

	GDP	Private Final Sales
Mid-1999 to Mid-2000	4.9%	4.3%
2nd Half of 2000	0.8%	1.7%
2001 Q1	-0.6%	2.7%
2001 Q2	-1.6%	-1.4%
2001 Q3	-0.3%	0.1%
2001 Q4	2.7%	3.1%
2002 Q1	5.0%	1.2%
2002 Q2	1.3%	-0.5%
2002 Q3	4.0%	3.5%
2002 Q4	1.4%	0.3%
2003 Q1	1.4%	2.9%

GM

North American Business Overview Competitive pricing combined with recent tax cuts is expected to provide underlying support to new vehicle affordability Economic growth is expected to accelerate during 2003:H2 as policy stimulus takes hold Consumer sentiment has stabilized following post-war bounce However, recent evidence suggests cautious optimism on the economic outlook Real GDP grew at a downwardly revised 1.4% annual rate in 2003:Q1 Job losses continue to mount, thus raising the unemployment rate to 6.4% in June - the highest level in nine years Latest readings on new orders, construction, and manufacturing were weak Energy prices remain high and volatile

Nonfarm Payroll Employment Monthly Change, Thousands In June, nonfarm payroll employment fell by 30,000 jobs after losing a revised 70,000 jobs in May (from a 17,000 decline previously reported). Since January 2002, 699,000 jobs lost. Since January 2001, 2.483 million jobs lost.

Wages & Salaries versus Disposable Personal Income Year-Over-Year Percentage Change, Chained 1996$

Index of Consumer Sentiment Surveys of Consumers, University of Michigan

2003CY Industry Outlook Despite vehicle incentive programs, vehicle sales have not dramatically overshot on the upside Although vehicle sales have exceeded trend levels over the past four years, vehicle sales as a percentage of disposable income remain below prior cyclical peaks On the upside, vehicle affordability will remain the key driver of new vehicle sales Absent a major shock to the U.S. economy, industry vehicle sales are expected to continue their steady drift toward trend, totaling 16.5 million units for the 2003CY

U.S. Seasonally Adjusted Annual Rates

U.S. Industry Vehicle Sales Including Deviation of Trough from Trend and '03CY and '04CY Forecasts Millions

CPI - New Vehicles Year-Over-Year Percentage Change On a y-o-y basis, new vehicle prices in May fell 1.2% and 3.3% in nominal and real terms, respectively.

PCE Price Deflators: Major Categories Year-Over-Year Percentage Change

Indices of Selected CPI Expenditure Categories 1997 = 100

U.S. Industry Mix Source: NAEZ Query

Share of Industry Deliveries by Vehicle Type

Industry Growth Source: NA EZQuery & Polk Registrations

Industry Pricing Paradox: New Vehicle CPI has been declining, yet average real price has held, driven by a richer mix (esp. trucks).

Industry Pricing Paradox II: Car Pricing

Industry Pricing Paradox III: Truck Pricing

Over the past 10 years, the industry has shifted to a richer mix of vehicles sold above $30,000 (in 2002 dollars), which now comprise nearly 30% of the sales. The decline has been at the low end, with fewer vehicles below the $22,000 price point Total Industry 1992 MY 1994 MY 1996 MY 1998 MY 2000 MY 2002 MY 1992 MY 1994 MY 1996 MY 1998 MY 2000 MY 2002 MY 1992 MY 1994 MY 1996 MY 1998 MY 2000 MY 2002 MY Industry 0.53 0.48 0.4 0.35 0.38 0.34 0.32 0.36 0.37 0.39 0.36 0.37 0.15 0.17 0.23 0.26 0.27 0.29 GM 0.5 0.49 0.45 0.34 0.36 0.3 0.33 0.35 0.32 0.4 0.37 0.32 0.16 0.16 0.23 0.26 0.28 0.38 Under $22K Under $22K Under $22K Under $22K Under $22K Under $22K $22-30K $22-30K $22-30K $22-30K $22-30K $22-30K $30K + $30K + $30K + $30K + $30K + $30K + Industry Average Price Distribution 1992-2002MY in real dollars (2002 dollars) Source: CAMIP and TCE Buyer Behavior Surveys - Excludes Lessees % Under $22,000% $22 - $29,999% $30,000 + GM's focus on trucks, a resurgence at Cadillac & aggressive incentives since 2001 contributed to a significant increase in vehicles sold above $30,000 38%

% of College Graduates - Industry 43.0% 43.4% 44.6% 44.7% 46.5% 47.1% 47.5% 47.7% 40.0% 41.0% 42.0% 43.0% 44.0% 45.0% 46.0% 47.0% 48.0% 1995 1996 1997 1998 1999 2000 2001 2002 47.6% '03 Q1-2 Source: TCE Buyer Behavior Model Year

% of Buyers w/Household Income over $75K - Industry 30.5% 33.0% 36.2% 38.8% 40.4% 42.8% 45.9% 46.7% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 1995 1996 1997 1998 1999 2000 2001 2002 Source: TCE Buyer Behavior '03 Q1-2 48.5% Model Year

Over the past 10 years, the industry has shifted to a richer mix of vehicles sold above $30,000, which now comprise nearly 30% of the sales. GM's mix above $30K has risen to 38%. Industry Average Price Distribution 1992-2002MY in real dollars (2002 dollars) Source: CAMIP and TCE Buyer Behavior Surveys - Excludes Lessees

GM Share of Sales to Affluent & Educated Buyers

GM Total Truck and Utility Sales Volume Units in Millions

GM Total Truck and Utility Sales Mix

Luxury Divisional Share - Total

Luxury Divisional Share - Retail

Industry sales are at (somewhat above) expectations Mix remains luxury & truck bias Industry remains intensely competitive & will remain so for the foreseeable future Pricing pressures (not incentives) are substantial Manufacturers have been successful against this backdrop - the key is to get the basics right Key Metrics Remain: Mix & quality of share Conquest rate & share of key audiences Upper funnel & image measures Revenue per unit Summary

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION

(Registrant)
Date	July 23, 2003

		By	/s/Peter R. Bible

(Peter R. Bible,
Chief Accounting Officer)